UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois             60062

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2015, the Board of Directors of the Registrant approved and adopted amendments to the Registrant’s Amended and Restated Bylaws (“Bylaws”) to implement proxy access. Article II, Section 20 has been added to permit a stockholder or group of up to 20 stockholders owning 3% or more of the Registrant’s outstanding common stock continuously for at least three years to nominate and include in the Registrant’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.  The amendments are effective immediately, with proxy access first becoming available to stockholders in connection with the Registrant’s 2017 annual meeting of stockholders.

The amendments also include clarifications, updates, and other conforming revisions to the special meetings, stockholder action by written consent, stockholder-proposed business, and advance notice provisions in Article II.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws attached as Exhibit 3.1, which is incorporated herein by reference. A copy of the press release announcing the proxy access bylaw amendments is attached as Exhibit 99 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.                             Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of The Allstate Corporation, as amended November 19, 2015
99	Registrant’s press release dated November 19, 2015, announcing proxy access bylaw amendments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/ Daniel G. Gordon
Name: Daniel G. Gordon
Title: Vice President, Assistant General Counsel and Assistant Secretary

Date: November 19, 2015